UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2016

IGNYTA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36344	45-3174872
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11111 Flintkote Avenue

San Diego, California 92121

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (858) 255-5959

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement

Effective as of April 8, 2016, Ignyta, Inc. (the “Company”) and Cancer Research Technology Limited (“CRT”) mutually agreed to terminate the License Agreement between the Company and CRT dated as of January 20, 2014 (the “CRT Agreement”). The termination of the CRT Agreement was due to the Company’s prior determination to cease all development activities relating to its RXDX-108 program.

The parties have agreed to cooperate in an orderly transition of the RXDX-108 program and related information and assets to CRT, including all related intellectual property rights. The Company does not expect to incur any material expenses in connection with the termination of the CRT Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 8, 2016	IGNYTA, INC.

	By:	/s/ Jonathan E. Lim, M.D.
Name: Jonathan E. Lim, M.D.
Title: President and Chief Executive Officer